UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2004

Penn Treaty American Corporation

(Exact name of registrant as specified in charter)

Pennsylvania	001-14681	23-1664166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3440 Lehigh Street, Allentown, Pennsylvania	18103
(Address of Principal Executive Offices)	(Zip Code)

(610) 965-2222
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

        [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01             Entry into a Material Definitive Agreement

        On October 28, 2004, Penn Treaty Network America Insurance Company, a subsidiary of Penn Treaty American Corporation (“Penn Treaty”), for itself and on behalf of its affiliated insurance companies (collectively, “PTNA”), entered into a Letter of Agreement (the “Agreement”) with The LTC Exchange, Ltd. (“LTCX”). The Agreement provides for LTCX to serve as PTNA’s exclusive field marketing organization (“FMO”) with the exclusive right to recruit other FMOs and certain insurance agencies and agents nationwide to become contracted and appointed with PTNA through February 2008. LTCX must meet certain minimum production requirements to retain its status as exclusive FMO. The Agreement also provides that, for its term and two and one half years after its termination, PTNA will not develop or use and LTCX will not permit any other long-term care insurance carrier to use a marketing protocol substantially similar to the one developed by PTNA and LTCX and used by LTCX for PTNA. Under the Agreement, LTCX will receive total compensation for the marketing services provided of up to 127.5% of new business premium, 20% of which will be paid in restricted shares Penn Treaty common stock, and 10% of renewal business premium.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN TREATY AMERICAN CORPORATION
November 3, 2004	By: /s/ Mark Cloutier
Mark Cloutier
Chief Financial Officer